[LETTERHEAD]





                            October 7, 2003



Host America Corporation
Two Broadway
Hamden, Connecticut  06518

     Re:  Registration Statement on Form S-8 Relating to Host
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          America Corporation 1998 Stock Option Plan
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Gentlemen:

     We have acted as counsel for Host America Corporation, a Colorado corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended, of the offer and sale of 85,000 shares of the Company's common stock, $.001 par value (the "Shares"), which are proposed to be offered and sold pursuant to the Host America Corporation 1998 Stock Option Plan (the "Plan"), and pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") with respect to the Shares.

     We have reviewed the Plan and the Registration Statement, and we have examined and are familiar with the records relating to the organization of the Company, including its Articles of Incorporation, Bylaws, and all amendments thereto, and the records of all proceedings taken by the Board of Directors of the Company pertinent to the rendering of this opinion.

     Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and, upon issuance of the Shares and receipt by the Company of the consideration therefor in accordance with the terms of the Plan, the Shares will be validly issued, fully paid, and non-assessable.

     This opinion is delivered solely for your benefit in accordance with the Plan and may not be quoted in whole or in part, referred to, filed with any governmental agency, or otherwise used or relied upon by any other person or for any other purpose without the prior written consent of the undersigned, except as provided herein.

Letter to Host America Corporation
October 7, 2003
Page 2


     This opinion is limited to the laws of the United States of America and the State of Colorado. This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

     We hereby consent to the filing of this opinion with the Commission as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act, or other rules and regulations of the Commission thereunder.

                                    Sincerely,

                                    BERENBAUM, WEINSHIENK & EASON, P.C.




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